ARTICLES OF MERGER
                                       OF
                               ISG RESOURCES, INC.

         Pursuant to the provisions of section 16-10a-1105 of the Utah Revised Business Corporation Act, ISG Resources, Inc., a Utah corporation (the "Corporation"), the surviving corporation in the merger, hereby adopts and files these Articles of Merger.

         FIRST: A true and correct copy of the Plan of Merger (the "Plan") is attached hereto and made a part hereof. Pursuant to the Plan, each constituent corporation, will merge with and into the Corporation.

         SECOND: The name and state of incorporation of each corporation which is a party to this merger, the designation and number of outstanding shares of each such corporation, and the number of shares voted for and against the Plan, are set forth in the following table:


--------------------------------------- -------------------- --------------------- ----------------- -----------------
                                                               Designation And       Shares Voted      Shares Voted
                                                                  Number of            For the       Against the Plan
                                             State of         Outstanding Shares         Plan
    Name of Corporation                  Incorporation

ISG Resources, Inc.                     Utah                 100 Common Shares           100                0
JTM Industries, Inc.                    Texas                100 shares of               100                0
                                                             Common Stock

KBK Enterprises, Inc.                   Pennsylvania         450 shares of               450                0
                                                             Common Stock
Pozzolanic Resources, Inc.              Washington           200 shares of               200                0
                                                             Class A Common Stock
                                                             2,900 shares of            2,900               0
                                                             Special Dividend
                                                             Class C Stock
                                                             5,800 shares of            5,800               0
                                                             Special Dividend
                                                             Class D Stock
St. Helens Investments, Inc.            Washington           100 shares of               100                0
                                                             Class A Voting
                                                             Common Stock
                                                             3,000 shares of            3,000               0
                                                             Class B Non-Voting
                                                             Common Stock
                                                             775,000 shares of         775,000              0
                                                             Special Dividend
                                                             Class C Stock
Pozzolanic Northwest, Inc.              Washington           200 shares of               200                0
                                                             Voting Common Stock
                                                             300 shares of               300                0
                                                             Non-Voting Common
                                                             Stock
                                                             2,900 shares of            2,900               0
                                                             Preferred Capital A
                                                             Stock
                                                             5,800 shares of            5,800               0
                                                             Preferred Capital B
                                                             Stock
Pozzolanic Northwest Bulk Carriers,     Washington           500 shares of               500                0
Inc.                                                         Voting Class A
                                                             Common Stock
                                                             60,000 shares of           60,000              0
                                                             Class B Regular
                                                             Dividend Stock
Power Plant Aggregates of Iowa, Inc.    Iowa                 230 shares of               230                0
                                                             Common Stock
Midwest Fly Ash & Materials, Inc.       Iowa                 100 shares of               100                0
                                                             Common Stock
Livestock Waste Management, Inc.        Iowa                 1 share of Common            1                 0
                                                             Stock
Michigan Ash Sales Company              Michigan             1,000 shares of            1,000               0
                                                             Common Stock
U.S. Stabilization, Inc.                Michigan             1,000 shares of            1,000               0
                                                             Common Stock
FLO FIL Co., Inc.                       Michigan             1,000 shares of            1,000               0
                                                             Common Stock
Fly Ash Products, Inc.                  Arkansas             900 shares of               900                0
                                                             Common Stock
--------------------------------------- -------------------- --------------------- ----------------- ---------


         THIRD: The shareholders of each of the constituent corporations in the merger unanimously approved the Plan. The designation and number of outstanding shares of each constituent corporation, and the number of shares voted for and against the plan by class, is set forth in the table in paragraph Second above.

         FOURTH:  The effective date of the merger shall be January 1, 1999.

         IN WITNESS WHEREOF, the undersigned executed these Articles of Merger on this ___ day of November, 1998.

                                          ISG RESOURCES, INC.


                                          By:_________________________________
                                                R Steve Creamer
                                                Chief Executive Officer